UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Flywire Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40430	27-0690799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Tremont St #10

Boston, MA 02111

(Address of principal executive offices, including zip code)

(617) 329-4524

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	FLYW	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2021, Flywire Corporation (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering (the “IPO”). The Company’s board of directors and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things: (i) authorize 2,000,000,000 shares of voting common stock; (ii) authorize 10,000,000 shares of voting common stock; (iii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the holders of the Company’s then-outstanding shares of common stock; (vi) provide that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, any provision of the Restated Certificate or Restated Bylaws (as defined below) of the Company (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine; and (vii) provide that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended (the “Securities Act”). A description of the Restated Certificate is set forth in the sections entitled “Risk Factors” and “Description of Capital Stock” of the Company’s Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on May 26, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-255706).

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective as of May 28, 2021, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and the Company’s stockholders previously approved the Restated Bylaws to be effective immediately prior to the closing of the IPO. The Restated Bylaws restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate. A description of the Restated Bylaws is set forth in the sections of the Prospectus entitled “Risk Factors” and “Description of Capital Stock.”

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Flywire Corporation

3.2	Amended and Restated Bylaws of Flywire Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2021

Flywire Corporation

By:	/s/ Michael Massaro
Michael Massaro
Chief Executive Officer
Principal Executive Officer